Exhibit 5.1

[RUTTER HOBBS  & DAVIDOFF INCORPORATED LETTERHEAD]

September 3, 2010

Board of Directors

Lime Energy Co.

1280 Landmeier Road

Elk Grove Village, Illinois, 60007

Re:	Registration Statement on Form S-8 dated September 3, 2010
Lime Energy Co. 2008 Long-Term Incentive Plan, as amended (the “Plan”)

We have acted as counsel to Lime Energy Co., a Delaware corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-8 (the “Registration Statement”), of an aggregate of 1,970,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”), issuable under the Plan.

We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plan.  We also have examined and relied upon originals or copies of the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company’s representatives all questions of fact that we have deemed necessary or appropriate.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all original documents submitted to us as certified or photostatic copies.  As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers of the Company.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued by the Company pursuant to and in accordance with the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished by us in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person, without our prior express written permission other than in connection with the issuance of Shares pursuant to and in accordance with the Plan while the Registration Statement is in effect.

Very truly yours,

/s/ Rutter Hobbs & Davidoff Incorporated

RUTTER HOBBS & DAVIDOFF INCORPORATED